Exhibit 10.21

LEASE AND AGREEMENT

Between

LGH INVESTMENT, L.L.C.,

A MISSOURI LIMITED LIABILITY COMPANY

as Landlord

And

CHEMICAL DYNAMICS, INC. D/B/A

SCHULTZ COMPANY,

A MISSOURI CORPORATION

as Tenant

Dated January 18, 2000

LEASE AND AGREEMENT, dated as of January 18, 2000 between LGH Investment, L.L.C., (herein, called “Landlord”), having an address at 701 Emerson Road, Suite 500, St. Louis, MO 63141, and Chemical Dynamics, Inc. d/b/a Schultz Company, a Missouri corporation (herein, called “Tenant”), having an address at 13260 Corporate Exchange Dr., St. Louis, MO 63044-3720, (as defined herein).

1. Demise of Premises. In consideration of the rents and covenants herein stipulated to be paid and performed, Landlord hereby demises, lets to Tenant, and Tenant hereby lets from Landlord, for the terms herein described, the premises (herein called the “Premises”) consisting of a building (“Building”) containing approximately 153,265 square feet and commonly known as 13260 Corporate Exchange Dr., St. Louis, MO 63044-3720 which building is situated on a parcel of land which is improved with parking areas, landscaping and driveways (the “Land”) described on Exhibit A.

2. Use of Premises.

(a) Tenant and any permitted sublessee or assignee may use and occupy the Premises as offices, warehouse and a manufacturing, storage and distribution center for horticultural products and other lawn and garden supplies and products. Additionally, Tenant and any permitted sublessee or assignee may use and occupy the Premises for any lawful use, provided that, in Landlord’s reasonable judgment, such use (i) creates no detrimental environmental effects or increased environmental risks to the Premises or to other property and does not result in any increased risk of liability to Landlord, (ii) creates or requires no modifications be made by Landlord to the physical structure of any portion of the Premises except in accordance with the provisions of Section 11 of this Lease, (iii) creates no adverse tax consequences for Landlord, (iv) will not lessen the fair market value of the Premises to an amount which is below its fair market value immediately prior to the commencement of such use, (v) does not change the primary character of the Premises, and (vi) does not violate any other provisions of this Lease or any term of any other agreement or restriction to which the Premises are subject, or cause the Premises to be in violation of any laws, ordinances, rules, regulations, covenants, or requirements applicable thereto.

(b) Tenant shall not conduct its business operation in the Premises unless and until (and only during such time as) all necessary certificates of occupancy, permits, licenses registrations and consents from any and all appropriate governmental authorities have been obtained and are in full force and effect. Tenant shall have access to the Premises 24 hours per day, 7 days per week, 365 days per year during the Term (as hereinafter defined) of this Lease.

3. Term. The term (“Term”) of this Lease is for fifteen (15) years and a partial month, commencing on January 18, 2000 (the “Commencement Date”) and expiring at midnight on January 31, 2015 (the “Expiration Date”).

4. Rent.

(a) Tenant covenants to pay to Landlord (or Mortgagee (as hereinafter defined) if directed by Landlord) in monthly installments, rent for the Premises (i) during the Term of this Lease, in the amount determined pursuant to Exhibit B hereto (herein called the “Basic Rent”) on the dates set forth in said Exhibit (herein called the “Basic Rent Payment Dates”), and to pay the same in lawful money of the United States of America to the Landlord at and/or to such other person or such other place or account as Landlord and Mortgagee, if any, from time to time may designate to Tenant in writing. The Basic Rent for any partial month at commencement of the Term shall be a prorated amount of the monthly Basic Rent payable during the first year of the Lease.

(b) Tenant covenants that all other amounts, liabilities and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease together with every fine, penalty, interest and cost which may be added for nonpayment or late payment thereof, shall constitute additional rent hereunder (herein called “Additional Rent”). In the event of any failure by Tenant to pay or discharge any Additional Rent, Landlord shall have all rights, powers and remedies provided herein or by law in the case of nonpayment of Basic Rent. Tenant also covenants to pay to Landlord on demand an amount equal to five percent (5%) of the payment amount then due, on all overdue installments of Basic Rent or Additional Rent not paid within five (5) days after its due date. In addition, Tenant further covenants to pay to Landlord on demand interest at the rate of fifteen percent (15%) per annum (or at the maximum rate not prohibited by applicable law, whichever is less) on all obligations which Landlord shall have paid on behalf of Tenant from the date of such payment by Landlord until Landlord is paid in full.

(c) Except as expressly provided herein, Basic Rent, Additional Rent and all other sums payable hereunder by Tenant, shall be paid without notice (except as expressly provided herein), demand, setoff, counterclaim, abatement, suspension, deduction or defense.

(d) Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, or winding-up or other proceeding affecting Landlord or its successors in interest or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successors in interest or by any court in any such proceeding.

5. Security Deposit. As security for the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant, Tenant has paid to Landlord a security deposit in the amount of Eighty-Five Thousand, Seven Hundred Eight and 33/100 Dollars ($85,708.33) (the “Security Deposit”), receipt of which is hereby acknowledged. If Tenant shall breach or default with respect to any covenant or condition of this Lease, including but not limited to the payment of Basic Rent, Landlord may apply all or any part of the Security Deposit to the payment of any sum in default or any damage suffered by Landlord as a result of such breach or default, or other sum which Landlord may be required to spend or incur by reason of Tenant’s breach or default or any other such sum which Landlord may in its reasonable discretion deem necessary to spend or issue by reason of Tenant’s breach or default, and in such event, Tenant shall upon demand deposit with Landlord the amount so applied so that Landlord shall have the full Security Deposit on hand at all times during the term of this Lease. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, and not otherwise, such sum shall be repaid to Tenant, within sixty (60) days after the expiration or earlier termination of this Lease. In the event of Tenant’s default, Landlord’s right to apply and/or retain the Security Deposit shall be in addition to all other fights available to Landlord at law or in equity for Tenant’s default, and Landlord’s retention of the Security Deposit shall not be construed as a payment of liquidated damages. Landlord shall deposit the Security Deposit into an interest bearing money market account. Landlord shall instruct the financial institution holding the deposit to pay to Tenant any interest paid on the Security Deposit, less any handling charges or fees, annually, within 30 days after the annual anniversary of the Commencement Date; provided Tenant is not then in default with respect to any covenant or condition of this Lease, in which case such interest payment shall be suspended until such default is cured.

6. Taxes and Assessments.

(a) Tenant shall pay, as Additional Rent, for each calendar year, an amount (“Imposition Adjustment”) equal to the Impositions for the Building and Land (hereinafter defined) for such Adjustment Year. Tenant shall pay the amount of all Impositions directly to the imposing authority.

(b) If Tenant defaults with respect to any covenant or condition of this Lease beyond any applicable cure period, then, after notice from Landlord, Tenant shall make payments (“Estimated Imposition Payments”) on account of the Imposition Adjustment effective as of the first day of the term of this Lease and of the first day of each subsequent Adjustment Year. So long as Tenant is not in default with respect to any covenant or condition of this Lease beyond any applicable cure period, Tenant shall not be required to make Estimated Imposition Payments. Landlord may, prior to each Adjustment Year or from time to time during the Adjustment Year, deliver to Tenant a written notice or notices (“Projection Notice”) setting forth Landlord’s reasonable estimate of the Impositions for such Adjustment Year and Tenant’s Estimated Payments for such Adjustment Year. Until such time as Landlord notifies Tenant of the Estimated Imposition Payments for an Adjustment Year, Tenant shall, at the time of each payment of monthly installment of annual rental, pay to Landlord a monthly installment of Estimated Imposition Payments equal to the latest monthly installment of Estimated Imposition Payments. On or before the first day of the next calendar month following Landlord’s notice, and on or before the first day of each month thereafter, Tenant shall pay to Landlord one-twelfth (1/12) of the Estimated Imposition Payment shown in Landlord’s notice. Within fifteen (15) days following receipt of Landlord’s notice, Tenant shall also pay Landlord a lump sum equal to the Estimated Imposition Payment shown in the Projection Notice less (1) any previous payments on account of Estimated Imposition Payments made during such Adjustment Year and (2) monthly installments on account of Estimated Imposition Payments due for the remainder of such Adjustment Year.

(c) After Landlord shall have determined the actual amount of Impositions for such Adjustment Year, Landlord shall notify Tenant in writing (“Landlord’s Tax Statement”) of such Impositions for such Adjustment Year. If the Imposition Adjustment owed for such Adjustment Year exceeds the Estimated Imposition Payments paid by Tenant for such Adjustment Year, then within ten (10) days after receipt of Landlord’s Statement, Tenant shall pay to Landlord an amount equal to the excess of the Imposition Adjustment over the Estimated Imposition Payments paid by Tenant for such Adjustment Year. If such Estimated Imposition Payments exceed the Imposition Adjustment owed for such Adjustment Year, then Landlord shall refund the difference to Tenant within fifteen (15) days after delivery of Landlord’s Tax Statement.

(d) If the Term of this Lease commences on any day other than the first day of an Adjustment Year or ends on any day other than the last day of an Adjustment Year as the case may be, the Imposition Adjustment for such year payable by Tenant shall be prorated based on the number of days in such Adjustment Year included in the term of this Lease. Notwithstanding the foregoing, Tenant shall pay all Impositions for the calendar year 2000, without regard to the actual Commencement Date.

(e) Notwithstanding the foregoing provision of this paragraph 6, Tenant shall not be required to pay any franchise, corporate, estate, inheritance, succession, transfer (other than transfer taxes, recording fees, or similar charges payable in connection with a conveyance hereunder to Tenant), income, excess profits or revenue taxes of any Landlord hereunder other than any gross receipts or similar taxes imposed or levied upon, assessed against or measured by the Basic Rent, Additional Rent or any other sums payable by Tenant hereunder or levied upon or assessed against the Premises, unless such taxes are in lieu of an income, profit or revenue tax of Landlord but only to the extent of such substitution and only to the extent that such tax, assessment or other charge would be payable if the Premises were the only property of Landlord subject thereto except such tax, assessment, charge or levy imposed or levied upon or assessed against Landlord in substitution for or in place of an Imposition. In the event that any special taxes or assessments included in Imposition which are levied or assessed against the Premises become due and payable during the Term hereof and may be legally and without penalty paid in installments, Tenant shall have the option to pay such special assessments or taxes in installments. In such event, Tenant shall be liable only for those installments that become due and payable during the Term.

(f) Tenant shall have the right to contest the Impositions pursuant to and in accordance with Section 18 hereof.

7. Compliance with Law; Environmental Matters.

(a) Tenant shall, at its expense, comply with and shall cause the Premises to comply with all governmental statues, laws, rules, orders, regulations and ordinances the failure to comply with which at any time would affect the Premises or any part thereof, or the use thereof, including those which require the making of any structural, unforeseen or extraordinary changes, whether or not any of the same involve a change of policy on the part of the body enacting the same, including, but not limited to the Americans With

Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq. Tenant shall, at its expense, comply with all changes required in order to obtain the Required Insurance (as hereinafter defined), and with the provisions of all contracts, agreements, instruments and restrictions existing at the commencement of this Lease, including, without limitation, the Indentures for Corporate Exchange Phase Three recorded at Book 11086, Page 996 of the St. Louis County, Missouri records, or thereafter suffered or permitted by Tenant affecting the Premises or any past thereof or the ownership, occupancy or use thereof. The costs of any capital expenditures incurred by Tenant in complying with laws shall be borne by Tenant. Prior to incurring any capital expenditures to comply with laws during the last five (5) years of the term of this Lease, Tenant shall obtain the approval of Landlord to incur such expenses, which approval shall not be unreasonably withheld, delayed, or conditioned.

(b) Tenant shall:

(i) not cause, suffer or permit any Hazardous Material (as defined below) to exist on or discharge from the Premises, except in typical amounts used in the ordinary course of business and only in compliance with Environmental Laws (as hereinafter defined) arising from the existence or discharge of Hazardous Materials and shall promptly: (A) pay any claim against Tenant, Landlord, Mortgagee, or the Premises, (B) remove any charge or lien upon any of the Premises, and (C) defend, indemnify and hold Landlord and Mortgagee harmless from any and all claims, expenses, liability, loss or damage, (including all reasonable attorneys’ fees and expenses) resulting from any Hazardous Material that Tenant, its employees, contractors, or agents cause or permit to exist on or allow to be discharged from or onto the Premises;

(ii) not cause, suffer or permit any Hazardous Material to exist on or discharge from any property owned or used by Tenant which would result in any charge or lien upon the Premises and shall promptly: (A) pay any claim against Tenant, Landlord, Mortgagee (as hereinafter defined) or the Premises; (B) remove any charge or lien upon the Premises and (C) defend, indemnify and hold Landlord and Mortgagee harmless from any and all claims, expenses, liability, loss or damage, resulting from the existence or discharge of any such Hazardous Material;

(iii) notify Landlord and Mortgagee in writing of any Hazardous Material that exists on (except those Hazardous Materials used by Tenant in the ordinary course of its business in compliance with Environmental Laws) or is discharged from or onto the Premises (whether originating thereon or migrating to the Premises from other property) within ten (10) days after Tenant first has knowledge of such existence or discharge;

(iv) comply, and cause the Premises to comply, with all statutes, laws, ordinances, rules and regulations of all local, county, state or federal authorities having authority over the Premises or any portion thereof or their use;

(v) “Hazardous Material” means any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Environmental Laws and includes petrochemicals, asbestos and polychlorinated biphenyl;

(vi) “Environmental Laws” means any applicable statute, law, ordinance, rule or regulation of any local, county, state or federal authority having jurisdiction over the Property or any portion thereof or its use, including but not limited to: (a) the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.) as amended; (b) the Federal Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.) as amended; (c) the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.) as amended; (d) the Toxic Substance Control Act (15 U.S.C. §2601 et seq.), as amended; (e) the Clean Air Act (42 U.S. §7401 et seq.), as amended; and (f) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. §135 et seq.); and

(vii) The Tenant’s obligations and liabilities under this subparagraph 7(b) shall survive the expiration of this Lease.

8. Indemnification. Tenant agrees to pay, and to protect, defend, indemnify and save harmless Landlord, Mortgagee and its employees and agents from and against any and all liabilities, losses, damages, costs, expenses (including all reasonable attorney’s fees and expenses of Landlord), causes of action, suits, claims, demands or judgments of any nature whatsoever (i) arising from any injury to, or the death of, any person or damage to property on the Premises or upon adjoining sidewalks, streets or right of ways, in any manner growing out of or connected with Tenant’s use, non-use, condition or occupation of the Premises, adjoining sidewalks, streets or right of ways, so long as not occasioned by the gross negligence of Landlord, Mortgagee, their agents, servants, employees or assigns and/or (ii) arising from violation by Tenant of any agreement or condition of this Lease, or any contract or agreement to which Tenant is a party or any restriction, law, ordinance or regulation, in each case affecting the Premises or any part thereof or the ownership, occupancy or use thereof, so long as not occasioned by negligence of Landlord, Mortgagee, its agents, servants, employees or assigns. If Landlord, Mortgagee or any agent or employee of Landlord or Mortgagee shall be made a party to any such litigation commenced against Tenant, Tenant shall pay all costs and reasonable attorneys’ fees and expenses incurred or paid by Landlord, Mortgagee or their agents in connection with such litigation. The Tenant’s obligations and liabilities under this paragraph 8 herein shall survive the expiration of this Lease. Tenant, upon notice from Landlord, will defend the claim at Tenant’s expense. Under such circumstances, Tenant shall have the authority to select counsel reasonably satisfactory to Landlord and to control the settlement of any such claims.

9. Liens. Tenant will not, directly or indirectly, create, suffer or permit to be created or to remain, and will promptly discharge, at its expense, any mortgage, lien, encumbrance or charge on, pledge of, or conditional sale or other title retention agreement with respect to, the Premises or any part thereof or Tenant’s interest therein or the Basic Rent, Additional Rent or other sums payable by Tenant under this Lease, other than any encumbrances permitted by a Permitted Mortgage as defined in subparagraph 32(g). Nothing contained in this Lease shall be construed as constituting the consent or request, expressed or implied, by Landlord to or for the performance of any labor or services or of the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof by any contractor, subcontractor, laborer, materialman or vendor. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises or any part thereof.

10. Maintenance, Repair and Replacement; Net Lease.

Tenant agrees that, at its expense, Tenant shall keep and maintain the Premises in good repair and appearance, except for ordinary wear and tear. Tenant shall also make promptly, all foreseen and unforeseen, structural and non-structural, ordinary and extraordinary changes, repairs and replacements of every kind or nature, including, without limitation, capital improvements, replacement of driveways, parking areas and sidewalks, roof, walls and floors, which may be required. It is the intent of Landlord and Tenant that the Basic Rent herein specified shall be absolutely net to Landlord throughout the term of this Lease, that all costs, expenses and obligations of every kind relating to the Premises shall be paid by Tenant. Tenant shall also keep the Premises orderly and free and clear of rubbish and comply with the Minimum Maintenance Requirement Schedule attached hereto as Exhibit C. If Tenant shall abandon the Premises, it shall give Landlord and any Mortgagee immediate notice thereof. Prior to incurring any capital expenditures to comply with this paragraph 10 during the last five years of the Term of this Lease, Tenant shall obtain the approval of Landlord to incur such expenses, which approval shall not be unreasonably withheld.

11. Alterations.

(a) Tenant may make exterior and interior alterations, additional installations, substitutions, improvements and decorations (collectively, “Alterations”) in and to the Premises, subject only to the following conditions:

(i) any Alterations shall be made at Tenant’s sole cost and expense;

(ii) the structural integrity of the Premises shall not be adversely affected thereby;

(iii) any Alterations shall be performed in a good workmanlike manner and in compliance with all applicable laws and requirements of governmental authorities having jurisdiction and applicable insurance requirements;

(iv) Tenant, at its sole cost and expense, shall cause its contractors to maintain builder’s risk insurance and such other insurance (including, without limitation, workers compensation insurance) as is then customarily maintained for such work, all with insurers licensed by the State of Missouri and provide Landlord with evidence of such coverage prior to the commencement of any improvements;

(v) At least ten (10) business days prior to Tenant’s commencement of (1) any Alterations affecting the structure or exterior of the Premises or (2) any other Alterations costing in excess of Twenty-five Thousand Dollars ($25,000.00), the plans and specifications therefor shall be submitted to Landlord for Landlord’s review and approval, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve or reject the plans and specifications or request additional information from Tenant within ten (10) business days after Tenant delivers the same to Landlord, the plans and specifications shall be deemed approved;

(vi) Any installations by Tenant on the roof of the Building, or the subsequent removal of any such installation from the roof of the Building, must be accomplished in coordination with Landlord and Landlord’s roofing contractor so as to preserve the roof warranty covering the Building; any costs arising from damage to the roof membrane resulting from the activities of Tenant shall be the responsibility of Tenant;

(vii) Tenant shall in no event be required to obtain Landlord’s consent to the movement of non-structural workstations and partitions within the Premises; and

(viii) Tenant shall, at least five (5) business days prior to commencement of any work, provide Landlord with evidence of Tenant’s ability to pay for the Alterations satisfactory in form and substance to Landlord.

(b) Except for those items listed on Schedule 11 attached hereto, all fixtures, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of this Lease, or during the Term hereof at Landlord’s expense, shall be deemed Landlord’s property upon installation thereof and shall not be removed by Tenant. All fixtures, equipment, improvements and appurtenances attached to, or built into, the Premises after the Commencement Date at Tenant’s expense, shall be Tenant’s property until the termination of this Lease. The items listed on Schedule 11 and items installed at Tenant’s expense after the Commencement Date, as well as all moveable partitions and business and trade fixtures and communication and office equipment which are installed in the Premises by Tenant, and all furniture, furnishings and other articles of moveable personal property owned by Tenant and located in the Premises (all of which are hereinafter referred to as “Tenant’s Property”) shall belong to Tenant, may be removed by Tenant at any time during the Term hereof, and may be removed by Tenant at the end of the Term hereof, whether as a result of the normal expiration of the Term of this Lease or of the early termination of this Lease pursuant to the terms hereof (as a result of Tenant’s default hereunder or otherwise). Tenant may remove Tenant’s Property during the thirty (30) day period after any termination of this Lease (other than the termination of the Lease upon the natural expiration of the Term on the date scheduled therefore) so long as Tenant pays in full all Basic Rent and Additional Rent due under the Lease for the period through and including the date of such removal. Tenant shall repair any damage resulting from removal of Tenant’s Property, including, without limitation any holes in the floors of the Premises, and restore the Premises to its condition as existing prior to their installation, reasonable wear and tear excepted; provided, if Tenant fails to so restore, Landlord may perform any necessary restoration work at Tenant’s cost and expense. Any items of Tenant’s Property not so removed shall be deemed abandoned and retained by Landlord as its property thereafter, provided that Landlord may remove all such Tenant’s Property at Tenant’s cost. Landlord shall not be required, however, to remove or store any Tenant’s Property incorporated into the Premises, and the same shall become Landlord’s property to the extent not timely removed by Tenant upon termination of this Lease.

Landlord waives any landlord or other lien it may have on Tenant’s Property and shall not seek to enforce same, whether upon Tenant’s default or otherwise.

12. Insurance.

(a) Tenant shall maintain, or cause to be maintained, at its sole expense, the following insurance on the Premises (herein called the “Required Insurance”):

(i) Property insurance naming the Landlord and Mortgagee as additional insureds and naming Landlord as loss payee, insuring the building and improvements for perils covered by the causes of loss - special form (all risk) and in addition, ordinance or law coverage, flood, earthquake and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis with an agreed value equal to the full insurable replacement value of the foregoing.

(ii) Commercial general liability insurance naming the Landlord and Mortgagee as additional insureds against any and all claims as are customarily covered under a standard policy form routinely accepted by Mortgagee, reasonably acceptable to Landlord for bodily injury and property damage occurring in, or about the Premises arising out of Tenant’s use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Ten Million Dollars ($10,000,000). Tenant shall be required to increase its insurance limits from time to time or as may reasonably be required by Landlord consistent with coverage on properties similarly constructed, occupied and maintained. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease.

(iii) Workers’ compensation insurance in accordance with statutory law and employers’ liability insurance with a limit of not less than $100,000 per employee and $500,000 per occurrence.

(iv) Builders risk insurance insuring perils covered by the causes of loss - special form (all risk) shall be purchased for the value of the alteration and/or additions made to the Premises when the work is not fully insured under the Tenant’s property insurance policy.

(v) Rent loss insurance insuring Landlord from loss of rents during the period which the Premises are untenantable due to fire or other casualty (for a period of at least one year).

(vi) Such other insurance as Landlord may, from time to time, reasonably require, so long as such other insurance is customarily required to be carried on similar properties by institutional lenders in the industry.

(b) The policies required to be maintained by Tenant shall be with companies reasonably acceptable to Landlord. All policies of insurance shall contain commercially reasonable deductible limits. Tenant shall pay all deductible amounts for any claims made under any policies required to be maintained by Tenant hereunder. Certificates of insurance shall be delivered to Landlord and Mortgagee prior to the Commencement Date and annually thereafter at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord and Mortgagee as required by this Lease. Each policy of insurance shall provide notification to Landlord and Mortgagee at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

(c) In the event Tenant does not purchase the insurance required to be kept by Tenant by this Lease or keep the same in full force and effect, Landlord may, but shall not be obligated, to purchase the necessary insurance and pay the premium. The Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all expenses (including attorneys’ fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance.

(d) Landlord or Mortgagee shall not be limited in the proof of any damages which Landlord or Mortgagee may claim against Tenant arising out of or by reason of Tenant’s failure to provide and keep in force insurance, as provided above, to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable under such insurance; but Landlord and Mortgagee shall also be entitled to recover as damages for such breach, the uninsured amount of any loss, due to Tenant’s failure to maintain in force the Required Insurance and damages, costs and expenses of suit suffered or incurred by reason of or damage to, or destruction of the Premises, occurring during any period when the Tenant may have self-insured or failed or neglected to obtain the Required Insurance. Tenant shall indemnify, defend and hold harmless Landlord and Mortgagee for any liability incurred by Landlord or Mortgagee arising out of any deductibles for Required Insurance.

(e) Landlord and Tenant shall not be liable to the other or to any insurance company insuring the other party and hereby waive any and all loss, damage claims and rights of recovery that they or anyone claiming through them might have against the other to the extent that insurance proceeds are available with respect to such claims, directly or by way of subrogation or otherwise, and agree to obtain confirmations of this agreement and similar waivers from their applicable insurance providers.

13. Casualty.

(a) If the Premises or any part of the Premises shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises untenantable, then Landlord shall use the insurance proceeds and diligently proceed to repair and restore the Premises to its prior existing condition, subject to reasonable delays for insurance adjustments, Tenant Delays and Unavoidable Delays and also subject to zoning laws and building codes then in effect, but in all events shall commence such repair and restoration within sixty (60) days after receipt of insurance proceeds. Landlord shall not be obligated to expend any amount for repair or restoration in excess of insurance proceeds received by Landlord. Any repair or restoration beyond the amount of insurance proceeds received by Landlord shall be at Tenant’s option and Tenant’s sole cost and expense; provided Tenant shall not be entitled to any rent abatement for any portion of the Premises not repaired or reconstructed due to a shortfall in the insurance proceeds. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, within sixty (60) days after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration of such damage and shall by notice advise Tenant of such estimate. Tenant, at Tenant’s sole cost and expense, shall have the right to obtain an estimate of the length of time that will be required to substantially complete the repair and restoration of the damage. If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed two hundred seventy (270) days from the date such damage occurred, then Landlord or Tenant shall have the right to terminate this Lease as of the date of such damage upon giving notice to the other party at any time within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate). Unless this Lease is terminated as provided in the preceding sentence, Landlord shall use the insurance proceeds and diligently proceed to repair and restore the Premises to its prior condition, subject to reasonable delays for insurance adjustments, Tenant Delay and Unavoidable Delays, and also subject to zoning laws and building codes then in effect, but in all events shall commence such repair and restoration within sixty (60) days after receipt of insurance proceeds. Landlord shall not be obligated to expend any amount for repair or restoration in excess of insurance proceeds received by Landlord. Any repair or restoration beyond the amount of insurance proceeds received by Landlord shall be at Tenant’s option and at Tenant’s sole cost and expense; provided Tenant shall not be entitled to any rent abatement for any portion of the Premises not repaired or reconstructed due to a shortfall in the insurance proceeds.

(b) If Tenant shall dispute the estimate of time to substantially complete any repair and/or restoration, Landlord shall select an independent architect with at least 10 years of professional experience who is a member of the American Institute of Architects who shall render a written opinion as to the amount of time required to complete such repair and restoration and whose decision shall be binding upon the parties. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said two hundred seventy (270) days, so long as Landlord shall proceed with reasonable promptness and due diligence. Notwithstanding anything to the contrary herein set forth: (i) if any such damage rendering all or a substantial portion of the Premises or Building untenantable shall occur during the last two (2) years of the Term and, in Landlord’s good faith estimate, the length of time to substantially complete the repair or restoration shall exceed ninety (90) days from the date such damage occurred, then Landlord shall have the option to terminate this Lease by written notice to the Tenant within thirty (30) days after the date such damage occurred, and if such option is so exercised, this Lease shall terminate as of the date of such damage; (ii) Landlord shall have no duty pursuant to this Section 13 to repair or restore any portion of alterations, additions or improvements made by or on behalf of Tenant in the Premises or Building; and (iii) Landlord shall not be obligated (but may, at its option, so elect) to repair or restore the Premises if the estimated time to complete the repairs or restoration shall exceed two hundred seventy days (270) from the commencement of the repair and any mortgagee applies proceeds of insurance to reduce its loan balance and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration in which event then Landlord shall have the option to terminate this Lease, unless Tenant pays the amount of any shortfall to the Landlord, by written notice to the Tenant within thirty (30) days after the date such damage occurred, and if such option is so exercised, this Lease shall terminate as of the date of such damage. To the extent Landlord receives payment from rent loss insurance during the period of such repair, restoration or rebuilding, up to and including the date that is two hundred seventy (270) days after the damage occurred, Basic Rent and Additional Rent shall be reduced or abated prorata based on the portion of the Premises which is not tenantable. If such repairs and restoration are not completed within said two hundred seventy (270) days, rent shall abate from the date that is two hundred seventy (270) days after such damage until the date that the repair and restoration is substantially completed, except to the extent and number of days such delay is caused by Tenant.

(c) In the event of any such fire or other casualty, and if this Lease is not terminated pursuant to the foregoing provisions of this Lease, Landlord shall have no responsibility for the repair or restoration of any alterations, additions or improvements made by or on behalf of Tenant in the Premises and during any such period of Tenant’s repair and restoration following substantial completion of the repair and restoration work.

14. Condemnation.

(a) Subject to the rights of Tenant set forth in this paragraph 14, Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant may be or become entitled with respect to the taking of the Premises or any part thereof, by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary taking of the use or occupancy of the Premises or any part thereof, by any governmental authority, civil or military except, Tenant shall be entitled to separately assert or claim against the taking authority for all moving and relocation expense, and to that portion of the award relating to the value of the Tenant’s Property, including without limitation, the unamortized cost of any Alterations paid for by the Tenant as elsewhere provided herein, so long as such claim does not reduce or diminish Landlord’s claim. Basic Rent and all Additional Rent to be paid by Tenant under this Lease shall terminate and be apportioned as of the date title vests in the taking authority.

(b) If during the term of this Lease all or substantially all of the Premises including, without limitation, a portion of the parking facilities or access (other than a temporary taking), which renders the Premises untenantable (other than a temporary taking), shall be taken by or on account of any actual or threatened condemnation or other eminent domain proceeding pursuant to any law, general or special rendering the remaining premises uneconomic for the continued use or occupancy in the business of the Tenant, in the good faith judgment of the Landlord, this Lease shall terminate as of the date of vesting of title in the taking authority.

(c) If during any Term (i) a portion of the Premises shall be taken by condemnation or other eminent domain proceedings, which taking is not sufficient to give Landlord the option to terminate or (ii) the use or occupancy of the Premises or any part thereof shall be temporarily taken by any governmental authority, then this Lease shall continue in full effect with an abatement of Basic Rent, Additional Rent and other sums payable by Tenant hereunder to the extent of such partial or temporary taking and Landlord, solely to the extent of the amount of the Net Award received from the condemning authority, shall repair and restore the Premises thereon. Landlord shall not be obligated to expend any amount for repair or restoration in excess of the Net Award received by Landlord. Any repair or restoration beyond the amount of the Net Award received by Landlord shall be at Tenant’s option and at Tenant’s sole cost and expense; provided Tenant shall not be entitled to any rent abatement for any portion of the Premises not repaired or reconstructed due to a shortfall in the Net Award.

(d) For the purposes of this Lease the term “Net Award” shall mean: (i) all amounts paid as a result of any condemnation or other eminent domain proceeding, less all expenses for such proceeding not otherwise paid by Tenant in the collection of such amounts plus (ii) all amounts paid pursuant to any agreement with any condemning authority (which agreement shall be deemed to be a taking) which has been made in settlement of or under threat of any condemnation or other eminent domain proceeding affecting the Premises, less all expenses incurred as a result thereof not otherwise used by Tenant and the collection of such amounts.

15. Services.

Landlord shall not be required to furnish any services to the Premises, such as, but not limited to, those pertaining or utilizing water, heat, gas electricity, light and other energy or energy producing sources. Tenant shall be solely responsible for, and shall promptly pay all Operating Expenses (as defined in Paragraph 32(f)) in connection with the Premises.

16. Assignment and Subletting.

(a) Tenant may not sublet the Premises or assign its rights and interests under this Lease without the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord’s consent shall not be withheld in the event Tenant seeks to assign this Lease in connection with a merger, consolidation or sale of substantially all of Tenant’s assets with or to an entity having a net worth of at least Five Million Dollars ($5,000,000.00). For purposes of this Lease, “net worth” shall be determined in accordance with GAAP less the book value of all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights and franchises. If Landlord consents to an assignment by Tenant of all its rights and interests under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder in an instrument, approved by Landlord as to form and substance (which approval will not be unreasonably withheld or delayed), delivered to Landlord at the time of such assignment. No assignment or sublease made as permitted by this paragraph 16 shall affect or reduce any of the obligations of Guarantor (hereinafter defined) under the Guaranty (hereinafter defined) or the obligations of Tenant hereunder and the Tenant shall remain unconditionally liable, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor or surety, to the same extent as though no assignment or subletting had been made; provided that performance by any such assignee or sublessee of any of the obligations of Tenant under this Lease shall be deemed to be performance by Tenant. Neither this Lease nor the Term hereby demised shall be mortgaged, pledged or hypothecated by Tenant, nor shall Tenant mortgage or pledge the interest of Tenant in and to any sublease of the Premises or the rentals payable thereunder. Any mortgage, pledge, sublease or assignment made in violation of this paragraph 16 shall be void.

(b) Notwithstanding the provisions of subparagraph 16(a) hereof Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than thirty (30) days after the date of the giving of Tenant’s notice to Landlord) to assign this Lease or sublet any part or all of the Premises for the balance or any part of the Term. Tenant’s notice shall include the name and address of the proposed assignee or subtenant, a true and complete copy of the proposed assignment or sublease, and sufficient information as Landlord reasonably deems necessary to permit Landlord to determine the financial responsibility, experience and character of the proposed assignee or subtenant.

17. Financial Statements. The Tenant shall provide Landlord within ninety (90) days of the end of each fiscal year of Tenant, annual audited balance sheets, income statements and statements of cash flow for the Tenant. Tenant agrees that Landlord may deliver a copy of such statements to its Mortgagee but otherwise Landlord shall treat such statements and information contained therein as confidential.

18. Permitted Contests. Tenant shall not be required to (i) pay any Imposition; (ii) comply with any statute, law, rule, order, regulation or ordinance; (iii) discharge or remove any lien, encumbrance or charge or (iv) obtain any waivers or settlements or make any changes to take any action with respect to any encroachment, hindrance, obstruction, violation or impairment, so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its liability therefor, by appropriate proceedings during the pendency of which there is prevented (A) the collection of, or other realization upon, the charge or lien, encumbrance or charge so contested; (B) the sale, forfeiture or loss of the Premises, or any part thereof, or the Basic Rent or any Additional Rent, or any portion thereof; (C) any interference with the use or occupancy of the Premises or any part thereof; and (D) any interference with the payment of the Basic Rent or any Additional Rent, or any portion thereof. While any such proceedings are pending, Landlord shall not have the right to pay, remove or cause to be discharged the charge or lien, encumbrance or charge thereby being contested. Tenant further agrees that each such contest shall be promptly prosecuted to a final conclusion. Tenant shall pay, indemnify and save Landlord and Mortgagee harmless against, any and all losses, judgments, decrees and costs (including all attorneys’ fees, appearance costs and expenses) in connection with any such contest and shall, promptly after the final settlement, compromise or determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together will all penalties, fines, interests, costs and expenses thereof or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof; provided, however, that nothing herein contained shall be construed to require Tenant to pay or discharge any lien, encumbrance or other charge created by any act or failure to act of Landlord or the payment of which by Tenant is not otherwise required hereunder. No such contest shall subject Landlord or any Mortgagee to the risk of any criminal liability. Tenant shall give such reasonable security to Landlord or such Mortgagee as may be demanded by Landlord or such Mortgagee to insure compliance with the foregoing provision of this paragraph 18. Landlord, at Tenant’s expense, agrees to join in any contest to the extent necessary.

19. Conditional Limitations; Default Provisions.

(a) Any of the following occurrences or acts shall constitute an event of default (herein called an “Event of Default”) under this Lease:

(i) If Tenant, at any time during the continuance of this Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, at law, in equity, or before any administrative tribunal, which have or might have the effect of preventing Tenant from complying with the terms of this Lease), shall (1) fail to make any payment of Basic Rent, Additional Rent or other sum herein required to be paid by Tenant hereunder and such failure continues for five (5) days after notice from Landlord, provided Landlord shall not be required to give Tenant such notice more than two times during any twelve calendar month period, or (2) fail to observe or perform any other provision hereof for thirty (30) days after notice to Tenant of such failure has been given (provided, that in the case of any default referred to in this Lease which cannot with diligence be cured within such 30-day period, then upon receipt by Landlord of a Tenant’s Certificate stating the reason such default cannot be cured within thirty (30) days and providing that Tenant is continuously proceeding with due diligence to cure such default), the time within which such failure may be cured shall be extended for such period as may be necessary to complete the curing of the same with diligence; provided Tenant provides Landlord with reasonable security to assure Tenant’s cure of such default; or

(ii) if any representation or warranty of Tenant or Guarantor, set forth in any notice, certificate, demand, request or other instrument delivered pursuant to, or in connection with this Lease shall prove to be either false or misleading in any material respect as of the time when the name shall have been made and Tenant or Guarantor shall fail to correct or rectify the false or misleading item to the reasonable satisfaction of Landlord within thirty (30) days after Tenant or Guarantor makes such representation or warranty; provided Landlord did not rely on such representation or warranty to Landlord’s detriment; or

(iii) if Tenant or Guarantor, if any, shall file a petition commencing a voluntary case under the Federal Bankruptcy Code or any other federal or state law (as now or hereafter in effect) relating to bankruptcy, insolvency, reorganization, winding-up or adjustment of debts (hereinafter collectively called “Bankruptcy Law”) or if Tenant or Guarantor, if any, shall (A) apply for or consent to the appointment of, or the taking of possession by, any receiver, custodian, trustee, United States Trustee or liquidator (or other similar official) of the Premises or any part thereof or of any substantial portion of Tenant’s or Guarantor’s property, or (B) generally not pay its debts as they become due, or admit in writing its inability to pay its debts generally as they become due, or (C) make a general assignment for the benefit of its creditors, or (D) fail to controvert in a timely and appropriate manner, or in writing acquiesce to, any petition commencing an involuntary case against Tenant or Guarantor, if any or otherwise filed against Tenant or Guarantor, if any pursuant to any Bankruptcy Law, or (E) take any action in furtherance of any of the foregoing; or

(iv) if an order for relief against Tenant or Guarantor, if any, shall be entered in any involuntary case under the Federal Bankruptcy Code or any similar order against Tenant shall be entered pursuant to any other Bankruptcy Law, or if a petition commencing an involuntary case against Tenant or Guarantor, if any or proposing the reorganization of Tenant or Guarantor under any Bankruptcy Law shall be filed and not be discharged or denied within sixty (60) days after such filing, or if a proceeding or case shall be commenced in any court of competent jurisdiction seeking (A) the liquidation, reorganization, dissolution, winding-up or adjustment of debts of Tenant or Guarantor, if any, or (B) the appointment of a receiver, custodian, trustee, United States Trustee or liquidator (or any similar official) of the Premises or any part thereof or of Tenant or Guarantor, if any or of any substantial portion of Tenant’s property, or (C) any similar relief as to Tenant or Guarantor, if any pursuant to any Bankruptcy Law, and any such proceeding or case shall continue undismissed or an order, judgement or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for sixty (60) days; or

(v) if the Premises shall remain vacant for a period of ten (10) consecutive days, unless Tenant provides security for the Premises reasonably satisfactory to Landlord.

(b) If an Event of Default shall have happened and be continuing, Landlord shall have, in its sole discretion, the following rights:

(i) To give Tenant written notice of Landlord’s intention to terminate the term of this Lease on a date specified in such notice which date shall be no earlier than five (5) days after the receipt by Tenant of said notice. Thereupon, the term of this Lease and the estate hereby granted shall terminate on such date as completely and with the same effect as if such date were the date fixed herein for the expiration of the term of this Lease, and all rights of Tenant hereunder shall terminate.

(ii) To (A) re-enter and repossess the Premises or any part thereof by force, summary proceedings, ejections or otherwise and (B) remove all persons and property therefrom, whether or not the Lease has been terminated pursuant to subparagraph 19(b)(i) above and store Tenant’s personal property at Tenant’s expense. Such re-entry and repossession shall not work a forfeiture of the rents or other charges to be paid and covenants to be performed by Tenant during the full term of this Lease. Except for the notices required under the terms of this Lease, Tenant hereby expressly waives any and all notices to quit, cure or vacate provided by current or any future law. Landlord shall have no liability by reason of any such re-entry, repossession or removal. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant pursuant to subparagraph 19(b)(i) above.

(iii) To (but shall be under no obligation to except to the extent required by law) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses Landlord, in its absolute discretion, may determine. Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting.

(iv) To recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant’s default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the value of the Basic Rent and Additional Rent and other sums provided herein to be paid by Tenant to Landlord for the remainder of the Term, less the fair rental value of the Premises for said period, which difference shall be discounted to present value at a rate equal to 300 basis points plus the then-current yield for the U.S. Treasury security having a maturity closest to the Lease termination date in effect prior to such default. If any law shall limit the amount of such liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

(v) To continue this Lease in effect for so long as Landlord does not terminate Tenant’s right to possession of the Premises and Landlord may enforce all of its rights and remedies hereunder including without limitation the right to recover all Basic Rent, Additional Rent and other sums payable hereunder as the same become due.

(c) No termination of this Lease pursuant to subparagraph 19(b)(i), and no repossession of the Premises or any part thereof pursuant to subparagraph 19(b)(ii) or otherwise, and no reletting of the Premises or any part thereof pursuant to subparagraph 19(b)(iii), shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

20. Additional Rights of Landlord and Tenant.

(a) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. A receipt by Landlord of any Basic Rent, any Additional Rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord, as the case may be. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provision of this Lease, or to decree compelling performance of any of the covenants, agreement, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

(b) Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right or privilege which it or any of them may have under any present or future constitution, statute or rule of law to redeem the Premises or to have a continuance of this Lease for the term hereby demised after termination of Tenant’s right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease or after the termination of the term of this Lease as herein provided, and (ii) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.

(c) In the event of an emergency or if an Event of Default shall have occurred and be continuing, then, without thereby waiving such Event of Default, as applicable, Landlord may, but shall be under no obligation to, take all action, including, without limitation, entry upon the Premises, to perform the obligations of Tenant hereunder immediately and without notice in the case of any emergency and upon five (5) business days’ notice to Tenant in other cases. All reasonable expenses incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses (including, without limitation, those incurred in connection with any appellate proceedings) shall constitute Additional Rent under this Lease and shall be paid by Tenant to Landlord upon demand.

(d) If Tenant shall be in default in the performance of any of its obligations hereunder, Tenant shall pay to Landlord, on demand, all reasonable expenses incurred by Landlord as a result thereof, including, without limitation, reasonable attorneys’ fees and expenses (including, without limitation, those incurred in connection with any appellate proceedings). If Landlord shall be made a party to any litigation commenced against Tenant and Tenant shall fail to provide Landlord with counsel approved by Landlord (such approval not to be unreasonably withheld) and pay the expenses thereof, Tenant shall pay all costs and reasonable attorneys’ fees and expenses incurred by Landlord in connection with such litigation (including, without limitation, reasonable fees and expenses incurred in connection with any appellate proceedings). In the event either Landlord or Tenant shall bring an action or proceeding to enforce the terms of or declare any rights under this Lease, the Prevailing Party (hereinafter defined) in any such action or proceeding shall be entitled to reasonable attorneys’ fees and costs. The term “Prevailing Party” shall include, without limitation, the party who substantially obtains or defeats the relief sought.

21. Notices, Demands and Other Instruments. All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if (a) with respect to Tenant, sent by registered or certified mail, postage prepaid, return receipt requested, or sent by telegram, overnight express courier, facsimile followed by overnight express delivery or delivered by hand, in each case addressed to Tenant as follows:

Schultz Company
Attn: Daniel Schultz, Ph.D.
13260 Corporate Exchange Drive
Bridgeton, Missouri 63044
Fax No. 314.209.9004

And to:	Schultz Company
Attn: James Scheetz
13260 Corporate Exchange Drive
Bridgeton, Missouri 63044
Fax No. 314.298.2777

And to:	Roger Herman, Esq.
Rosenblum, Goldenhersh, Silverstein & Zafft, P.C.
7733 Forsyth Blvd. – 4th Floor
St. Louis, Missouri 63105
Fax No. 314.726.6786

(b) with respect to Landlord, sent by registered or certified mail, postage prepaid, or sent by telegram, overnight express courier, facsimile followed by overnight express delivery or delivered by hand in each case, addressed to Landlord as follows:

LGH Investment, L.L.C.
c/o Mac Greeno
161 Charter Place
Lavergne, TN 37086
Fax No. (615) 778-0937

And to:	LGH Investment, L.L.C.
c/o Paul Lorenzini
701 Emerson Road, Suite 500
St. Louis, Missouri 63141
Fax No. 314.997.1405

And to:	Union Planters Bank, N.A.
14323 South Outer Road
Chesterfield, MO 63017-0264

Notices given in behalf of a party by its attorney shall be effective for and in behalf of such party and shall be binding on such party. Landlord and Tenant shall each have the right from time to time to specify as its address for purposes of this Lease any other address in the United States of America upon fifteen (15) days’ written notice thereof, similarly given, to the other party. Notwithstanding the above, Tenant shall have no obligation to give any notice to Mortgagee unless Landlord has provided Tenant in writing with the address of Mortgagee.

22. Estoppel Certificate; Subordination.

(a) Tenant shall at any time and from time to time, upon not less than twenty (20) days’ prior request by Landlord or Mortgagee, execute, acknowledge and deliver to Landlord or Mortgagee an executed Tenant’s Certificate on the form attached hereto as Exhibit D, with such additional information as Landlord or Mortgagee may reasonably request. Any such certificate may be relied upon by any Mortgagee or prospective purchaser or prospective mortgagee of the Premises. Tenant shall be permitted to note any exceptions to or innacuracies with respect to the matters described in the Tenant Certificate. If requested by Tenant, Landlord shall provide Tenant with a document certifying to Tenant the items contained in numbered paragraphs 2, 3 and 4 of Exhibit D or such additional information as Tenant may request.

(b) This Lease and all rights of Tenant are hereby subordinate to any lien of Mortgagee, now or hereinafter, in force against the Building or Land and to all advances made or thereafter to be made upon the security thereof; provided Mortgagee or a purchaser at foreclosure complies with paragraph 22(d) hereof and any non-disturbance agreement in effect.

(c) In the event of foreclosure, Tenant shall attorn to, and be liable to and recognize Mortgagee or such other party (or such person as Mortgagee or such other party may direct) as Tenant’s new landlord for the balance of the Term of the Lease, upon and subject to all the terms and conditions of this Lease and any non-disturbance agreement between Tenant and any such Mortgagee. Such successor in interest will not be bound by:

(1) any payment of Basic Rent for more than one month in advance; or

(2) any amendment or modification of this Lease made without its written consent;

(3) or be liable to Tenant for any act or default on the part of the Landlord under the Lease of which Mortgagee, or its successors or assigns, did not receive notice of from Tenant prior to Mortgagee, or its successors or assigns, succeeding to the rights of Landlord under the Lease;

(4) or be required to indemnify Tenant under the terms of the Lease with respect to any claim arising out of a breach of warranty of the Landlord or any acts or defaults of Landlord prior to such successor in interest taking possession or any environmental conditions; and Tenant shall have no right to assert the same or any damages or claim for remedy arising therefrom as an offset or defense against Mortgagee, its successors or assigns;

(5) or be obligated or liable to Tenant for any security deposit or other sums deposited with any prior landlord (including the Landlord) under the Lease and not physically delivered to the Mortgagee;

(6) or be obligated or liable to Tenant with respect to the construction and completion of any improvements on the Premises for Tenant’s use, enjoyment or occupancy;

(7) or subject to any offsets or defenses which the Tenant might have against any prior landlord (including the Landlord); or

(8) shall not be obligated to expend more than the proceeds of insurance to repair and rebuild the Premises in the event of a casualty.

(d) In the event of foreclosure, Tenant shall thereafter make payments of Basic Rent, Additional Rent and all other sums due hereunder to Mortgagee or such other party, and otherwise perform all of Tenant’s obligations set forth in this Lease; PROVIDED THAT, in all cases (both before and after any Mortgagee succeeds to the rights of Landlord under this Lease), so long as Tenant shall pay when due, such rent and impositions and otherwise perform such other tenant obligations as set forth in this Lease, or so long as Tenant shall cure any failure to so pay or so to perform within the applicable grace periods, if any, set forth in this Lease after notice, if any is required under this Lease, then:

(1) Tenant shall not be joined as an adverse or party defendant in any action or proceeding which may be instituted or commenced by the Mortgagee to foreclose or enforce the mortgage;

(2) Tenant shall not be evicted from the Premises, nor shall any of Tenant’s rights to use and possession under this Lease be affected in any way by reason of the subordination or any modification of or default under the Mortgage and, except to the extent expressly provided above, Tenant’s rights and remedies under this Lease and the terms and provisions hereof shall not be affected or reduced; and

(3) Tenant’s leasehold estate under this Lease shall not be terminated or disturbed during the Term of the Lease by reason of any default under the Mortgage.

(e) The provisions of Paragraphs (b), (c) and (d) above will be self-operative and no further instrument of subordination will be required in order to effect it. Nevertheless, Tenant will execute, acknowledge and deliver to Landlord, at any time and from time to time, upon demand by Landlord, such documents as may be reasonably requested by Landlord, any ground lessor or underlying lessor or any mortgagee, or any holder of a deed of trust or other instrument described in this Paragraph, to confirm or effect any such subordination, provided that such instrument also contains nondisturbance provisions in the form of subparagraph (d)(1), (2), and (3) or otherwise reasonably acceptable to Tenant.

Upon request by such successor in interest and without cost to Landlord or such successor in interest, Tenant will execute, acknowledge, and deliver such reasonable instrument or instruments which also contains nondisturbance provisions reasonably acceptable to Tenant and such successor in interest. The instrument of attornment and nondisturbance will also provide that, provided Tenant is not in default under the terms of this Lease, such successor in interest will not disturb Tenant in its use of the Premises in accordance with this Lease.

(f) So long as an Event of Default by Tenant under the terms of this Lease has not occurred, Landlord covenants that Tenant shall and may peaceably and quietly have, hold and enjoy the Premises, and all parts thereof, for the Term hereby granted, subject to the terms and provisions hereof.

23. No Merger. There shall be no merger of this Lease or the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the same person acquiring or holding, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leaseholder estate as well as the fee estate in the Premises or any portion thereof

24. Surrender.

(a) Upon the termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord in the same condition in which they were received from Landlord at the commencement of this Lease, except as altered as permitted or required by this Lease and except for ordinary wear and tear and damage due to condemnation and casualty. Provided that Tenant is not in default hereunder, Tenant shall remove from the Premises prior to such termination all property not owned by Landlord, and, at Tenant’s expense, shall at such times of removal, repair any damage caused by such removal. Property not so removed shall become the property of Landlord. Landlord may thereafter cause such property to be removed and disposition and the cost of repairing any damage caused by such removal shall be borne by Tenant. Notwithstanding anything to the contrary contained herein, upon termination of this Lease, all fixtures, including, but not limited to, the heating, ventilation and air conditioning systems shall remain on the Premises and shall become the property of Landlord, except as provided in Paragraph 11 hereof.

(b) Tenant shall pay Landlord for each day Tenant retains possession of the Premises or any part thereof after termination of this Lease, by lapse of time or otherwise, an amount equal to one hundred fifty percent (150%) of the amount of rent for a day based on the annual rate of Basic Rent applicable under Section 5 on the last day of the immediately preceding term of this Lease. Nothing herein shall be construed or operate as a waiver of Landlord’s right of re-entry or any other right of Landlord.

25. Separability. Each and every covenant and agreement contained in this Lease is separate and independent, and the breach of any thereof by Landlord shall not discharge or relieve Tenant from any obligation hereunder except as to the contrary provided herein. If any term or provision of this Lease or the application thereof to any person or circumstances shall at any time be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances or at any time other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

26. Savings Clause. No provision contained in this Lease which purports to obligate the Tenant to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent that it calls for payment of any interest or other sums in excess of such maximum.

27. Binding Effect. All of the covenants, conditions and obligations contained in this Lease shall be binding upon and inure to the benefit of the respective successors and assigns of Landlord, Tenant and Mortgagee.

28. Memorandum of Lease. If requested by Landlord, Tenant or Mortgagee, Landlord and Tenant shall enter into a memorandum of this Lease reasonably acceptable to both parties and record the same in the appropriate public records.

29. Table of Contents, Headings. The table of contents and headings used in this Lease are for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the provisions of this Lease.

30. Governing Law. This Lease shall be governed by and interpreted under the laws of the state in which the Premises are located.

31. Landlord’s Liability. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings, and agreements herein made on the part of any Landlord while in form purporting to be the representations, warranties, covenants, undertakings, and agreements of such Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings, and agreements by such Landlord or for the purpose or with the intention of binding such Landlord personally, but are made and intended for the purpose only of subjecting such Landlord’s interest in the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by any Landlord (or default through, under, or by its, or agents or representatives of said), the Tenant shall look solely to the interests of such Landlord in the Premises; that no Landlord nor its shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained. Notwithstanding anything to the contrary contained herein, any Landlord in possession of Tenant’s Security Deposit shall be personally liable and responsible for the proper disposition thereof, unless and until such time as: (1) said Security Deposit is transferred to a successor Landlord; (2) the successor Landlord acknowledges in writing its receipt thereof; and (3) the successor Landlord assumes in writing to be responsible for the Landlord’s obligations under this Lease with respect to the Security Deposit.

32. Certain Definitions.

(a) The term “Adjustment Year” means each calendar year all or any part of which falls within the Term of this Lease.

(b) The term “Guarantor” means Daniel J. Schultz and Steven Schultz.

(c) The term “Imposition” means:

(i) all taxes, assessments, (expressly excluding any development impact fees or assessments) levies, fees, water and sewer rents and charges, and all other governmental charges of every kind, general and special, ordinary and extraordinary, whether or not the same shall have been within the express contemplation of the parties hereto,

(ii) together with any interest and penalties thereon, which are, at any time, imposed or levied upon or assessed against (A) the Premises or any part thereof, (B) any Basic Rent, any Additional Rent reserved or payable hereunder, (C) this Lease or the leasehold estate hereby created or which arise in respect of the operation, possession, occupancy or use of the Premises except as provided herein; all of which, Landlord agrees shall be payable over the maximum period or number of installments allowable without penalty.

(iii) any gross receipts or similar taxes imposed or levied upon, assessed against or measured by the Basic Rent, Additional Rent or any other sums payable by Tenant hereunder or levied upon or assessed against the Premises; and

(iv) all sales and use taxes which may be levied or assessed against or payable by Landlord or Tenant on account of the acquisition, leasing or use of the Premises or any portion thereof

(d) The term “Lease” means:

this lease agreement as amended and modified from time to time together with any memorandum or short form of lease entered into for the purpose of recording.

(e) The term “Landlord” means:

the owner of the rights of the lessor under this Lease and any heirs, successors and assigns, and upon any assignment or transfer of such rights, except an assignment or transfer made as security for an obligation, the assignor or transferor shall be relieved of all future duties and obligations under this Lease (except as provided in Section 31) and the assignee or the transferee shall expressly agree in writing to be bound by and to assume all the covenants of Landlord hereunder.

(f) The term “Operating Expenses” means and includes:

All costs and expenses for operating, maintaining and repairing the Building and Land including without limitation the cost of: (i) maintenance and service requirements of or for alarm service, sprinkler system, snow removal, cleaning of common parking areas, driveways and sidewalks, (ii) cost of all utility service including, without limitation, electricity, telephone, sewer and water, power, gas, heating, light and air conditioning, garbage collection furnished to the Building, (iii) maintenance, repairs and replacement of the Building, landscaping, parking areas, driveways and sidewalks, and (iv) janitorial service.

(g) The term “Permitted Mortgagee” means:

any first mortgage, deed of trust, security agreement, assignment of lease or other security instrument relating to the Premises and this Lease,

subject to the rights of Tenant under this Lease, and securing a borrowing by Landlord.

(h) The term “Mortgagee” means:

holder of a Permitted Mortgage.

33. Exhibits and Schedules. The following are Exhibits A, B, C and D and Schedule 11 referred to in this Lease, which are hereby incorporated by reference herein and made a part thereof.

a) Exhibit A

To Lease: Survey of Premises

b) Exhibit B

To Lease: Basic Rent Payments

c) Exhibit C

To Lease: Minimum Maintenance Requirement Schedule

d) Exhibit D

To Lease: Tenant’s Certificate

e) Exhibit E Guaranty

f) Schedule 11 Tenant’s Property

34. Inconsistent Actions. Tenant and Landlord each intend that the Landlord is, and shall be treated as, the owner of the Premises for all purposes, and that Tenant’s interest in the Premises is solely that of a lessee pursuant to this Lease. Tenant shall not take any action and shall cause Tenant’s affiliates to take no action (including without limitation, the filing of any tax return) which would be inconsistent with the aforesaid.

35. Brokerage. Landlord and Tenant each represent to the other party hereto that he or it has not dealt with any broker in connection with this Lease or the transaction of which this Lease is a part, Landlord and Tenant shall each indemnify the other from and against any and all damages, claims and expenses (including, without limitation, reasonable attorneys’ fees) arising out of the breach on their respective parts of the representations contained in this Paragraph 35.

36. Signage. Tenant is hereby authorized, at Tenant’s cost and expense, to design, install and maintain:

(a) its corporate identification signs on the Premises; and

(b) such other interior and exterior signage on the Premises as Tenant shall desire.

All such Tenant signage shall be consistent with any valid, private subdivision restrictions (if any) applicable to the Premises, be in conformance with all applicable governmental zoning and building regulations, laws and ordinances and be submitted to Landlord for its prior written approval, which shall not be unreasonably withheld.

37. ACKNOWLEDGEMENT OF WAIVER OF JURY TRIAL. LANDLORD AND TENANT AGREE THAT TO THE EXTENT PERMITTED BY LAW, EACH SHALL AND DOES WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY E AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES OR ANY EMERGENCY OR STATUTORY REMEDY.

38. Guaranty. Tenant agrees to deliver to Landlord upon the execution of this Lease a Guaranty of this Lease in the form attached hereto as Exhibit E (“Guaranty”) from Daniel J. Schultz and Steven Schultz (“Guarantor”).

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above set forth.

LANDLORD:	LGH INVESTMENT, L.L.C.

	By:	THE LORENZINI FAMILY PARTNERSHIP, L.P., DATED JULY 25, 1996, Member

	By:	/s/ PAUL G. LORENZINI
Paul G. Lorenzini,
Managing Partner

TENANT:	CHEMICAL DYNAMICS, INC. D/B/A SCHULTZ COMPANY

	By:	/s/ STEVE SCHOLTZ
	Print Name:	Steve Scholtz
	Title:	President

EXHIBIT “A”

SURVEY OF PREMISES

Reference is made to that certain ALTA/ACSM Land Title Survey prepared by Stock & Associates dated 8/24/99, Job No. 97-1348.03.

EXHIBIT “B”

BASIC RENT PAYMENTS

PERIOD	MONTHLY BASIC RENT

Lease Year: 1 – 5	70,833.33

Lease Year: 6 –10	77,916.67

Lease Year: 11-15	85,708.33

The Monthly Basic Rent shall be payable on the first day of each calendar month of the Term. If the first day of any calendar month falls on a holiday, Saturday or Sunday, rent for that month shall be due on the first business day of such month.

EXHIBIT “C”

MINIMUM MAINTENANCE REQUIREMENT SCHEDULE

Tenant shall keep in force a maintenance contract, in a form and with a contractor satisfactory to Landlord, providing for inspection at least once each calendar quarter of the heating, air conditioning and ventilating equipment, and providing necessary repairs thereto. Tenant shall furnish Landlord a copy of such contract prior to the Commencement Date

EXHIBIT “D”

TENANT ESTOPPEL CERTIFICATE

The undersigned, Chemical Dynamics, Inc. d/b/a Schultz Company (the “Tenant”) is the tenant under that certain Lease and Agreement (the “Lease”) dated January         , 2000 between the Tenant and LGH Investment, L.L.C., as the landlord (the “Landlord”) of certain real property located in the County of St. Louis in the State of Missouri commonly known as 13260 Corporate Exchange Dr., Bridgeton, MO 63044-3720.

l. The Tenant is the owner and holder of all rights, title and interest in the leasehold estate created by the Lease and has no actual knowledge of any prior assignment of the Landlord’s interest in the Lease.

2. The Lease is in full force and effect and has not been modified, supplemented, canceled or amended in any respect except as stated above.

3. The term of the Lease commenced on                                               and continues through at least                                 . The Tenant is obligated to pay Basic Rent in monthly installments in an amount not less than $                        , which rent obligation is continuing and is not past due or delinquent in any respect. No installment of rent has been or will be prepaid more than one month in advance.

4. To the best of Tenant’s knowledge, no event has occurred or is continuing which would constitute a default by either the Tenant or the Landlord under the Lease or would constitute such a default but for the requirement that notice be given or that a period of time elapse or both. No offset or credit exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.

In witness whereof, the Certificate has been duly executed and delivered by the authorized officers of the undersigned as of                                         ,                                     .

TENANT:

CHEMICAL DYNAMICS, INC. D/B/A SCHULTZ COMPANY

By:
Name:
Its:

EXHIBIT E

GUARANTY

LEASE GUARANTY

THIS LEASE GUARANTY given this                      day of January 2000, by Daniel J. Schultz and Steven D. Schultz (“Guarantors”), with an address at 13260 Corporate Exchange Drive, Bridgeton, Missouri 63044, to LGH INVESTMENT, L.L.C., a Missouri limited liability company, with an address of 161 Charter Place, Lavergne, Tennessee 37086, Attention: Malcolm L. Greeno (“LGH”).

W I T N E S S E T H:

WHEREAS, LGH recently purchased from Chemical Dynamics, Inc., d/b/a The Schultz Company (“Schultz”) a building located on a tract of land more commonly known as 13260 Corporate Exchange Drive, Bridgeton, Missouri 63044 (the “Premises”); and

WHEREAS, LGH, as Landlord and Schultz, as Tenant, thereafter entered into that certain Lease and Agreement of even date herewith (the “Lease”) for the Premises; and

WHEREAS, Schultz has certain obligations, including, without limitation the payment of rent and performance of covenants under the Lease (collectively, the “Obligations”); and

WHEREAS, Guarantors are the principals of Schultz and as such will derive substantial benefit and other considerations as a result of LGH entering into the Lease with Schultz.

NOW, THEREFORE, in consideration of LGH’s entering into the Lease with Schultz, Guarantors hereby agree as follows:

1. That Guarantors do hereby unconditionally and absolutely guarantee to LGH the full, prompt and complete payment by Schultz, and not just the collectibility, of (a) the amount of the Obligations after first taking into account any payments with respect to the Obligations made by Schultz to LGH which payments shall not reduce Guarantors’ liability under this Guaranty, and (b) the amount of all costs, fees and expenses (including reasonable attorneys’ fees) incurred by LGH in any action or proceeding of any kind in seeking payment under this Guaranty (the payment of the foregoing items being hereinafter sometimes collectively referred to as the “Amount Guaranteed”). Notwithstanding the foregoing, Guarantors shall be released from this Lease Guaranty: i) on the date that is seven (7) years after the Commencement Date (as defined in the Lease); ii) at any time after the date that is five (5) years after the Commencement Date, provided Schultz has provided LGH with audited annual financial statements prepared by a recognized firm of certified public accountants for the previous three (3) calendar years showing that Schultz has achieved a net worth of Seven Million Five Hundred Thousand Dollars ($7,500,000) in each of the previous three (3) fiscal years; or iii) Schultz, or any permitted assignee of Schultz under the Lease, provides LGH with an audited annual financial statement prepared by a recognized firm of certified public accountants during any Lease year showing that Schultz has achieved a net worth of Ten Million Dollars ($10,000,000); provided a release of Guarantors under items i) through iii) above is expressly conditioned on no outstanding notice of default having been given by LGH to Schultz under the Lease or by LGH to Guarantor under this Lease Guaranty which default remains uncured (release being effective upon cure of such default provided no further notice of default has been given). At such time as any release becomes effective, Landlord shall provide, at Tenant’s request, written confirmation of the release of Guarantors from further liability under this Lease Guaranty. For purposes of this Lease Guaranty, the net worth of Schultz shall be determined in accordance with GAAP less the book value of all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights and franchises.

2. That Guarantors does hereby waive: (a) notice of acceptance hereof and any and all other notices which by law or under the terms and provisions of the Lease are required to be given to Schultz; (b) any demand for or notice of default of the payment of sums payable by Schultz and the performance of all and singular the terms, covenants, obligations, conditions and provisions in the Lease required to be performed as the Obligations by Schultz; (c) any legal obligation, duty or necessity for LGH to proceed first against Schultz or to exhaust any remedy LGH may have against Schultz, it being agreed that in the event of default or failure of performance of the Obligations in any respect by Schultz under the Lease, LGH may proceed and have right of action solely against either Guarantors or Schultz or jointly against Guarantors and Schultz; and (d) any limitation or exculpation of liability on the part of the Schultz whether contained in the Lease or otherwise. In the event of a default by the Guarantors or Schultz, the Amount Guaranteed shall include interest at a rate per annum on the Amount Guaranteed equal to the current prime rate published by Union Planters Bank, commencing as of the due date thereof until paid.

3. That: (a) any modification, amendment, change or extension of any of the terms, covenants or conditions of the Lease which Schultz (which term shall include, without limitation, a trustee in bankruptcy) and LGH may hereafter make; or (b) any forbearance delay, neglect or failure on the part of LGH in enforcing any of the terms, covenants, conditions or provisions of the Lease; or (c) any assignment of the Lease by Schultz (whether voluntarily or by operation of law); or (d) any acceptance by LGH of any additional security or guarantees of any kind; or (e) any release, settlement or compromise of any claim of LGH against Schultz, shall not in any way affect, impair or discharge Guarantors’ unconditional liability to LGH hereunder (and Guarantors shall be bound by any and all such modifications whether or not Guarantors have consented thereto or has knowledge thereof), nor shall Guarantors’ liability hereunder be impaired, affected or discharged by any act done or omitted to be done or by any waiver by either LGH or Schultz, notwithstanding that Guarantors may not have consented thereto or may not have notice or knowledge thereof.

4. That Guarantors shall not be entitled to make any defense against any claim asserted by LGH in any suit or action instituted by LGH to enforce this Guaranty or the Lease or be excused from any liability hereunder which Schultz could not make or invoke, and Guarantors hereby expressly waive any defense in law or in equity which is not or would not be available to Schultz, it being the intent hereof that the liability of Guarantors hereunder is primary and unconditional. Without limiting the generality of the foregoing, the Guarantors will not assert against LGH any defense of waiver, release, discharge in bankruptcy, statute of limitation, res judicata, statute of frauds, fraud, ultra vires acts, illegality or unenforceability which may be available to the Schultz in respect to the Lease or any setoff available against LGH to the Schultz whether or not on account of a related transaction. The liability of the Guarantors shall not be affected or impaired by any voluntary or involuntary dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting the Schultz or any of its assets and that upon the institution of any of the above actions, at LGH’s sole discretion and without notice thereof or demand therefor, the Guarantors’ obligations shall become due and payable and enforceable against the Guarantors, whether or not the Amount Guaranteed is then due and payable.

5. That all indebtedness, liability or liabilities now or at any time or times hereafter owing by Schultz to the Guarantors is hereby subordinated to the Amount Guaranteed and any payment of indebtedness of the Schultz to the Guarantors, if LGH so requests, shall be received by the Guarantors as trustee for LHG on account of the Amount Guaranteed.

6. That Guarantors hereby represents and warrants to LGH as follows as of the date hereof:

(a) Guarantors are not insolvent or bankrupt and there has been no (i) assignment made for the benefit of the creditors of Guarantors, (ii) appointment of a receiver of Guarantors or for the properties of Guarantors, or (iii) any bankruptcy, reorganization, or liquidation proceeding instituted by or against Guarantors.

(b) There has been no material, adverse change in the representations made or information heretofore supplied by or on behalf of Guarantors in connection with the Lease as to the composition, structure, finances, business operations, credit prospects or financial condition of Guarantors.

(c) There is no litigation, arbitration, or other proceeding or governmental investigation pending or, to the best of Guarantors’ knowledge, threatened against or relating to the Guarantors or their property, assets, or business.

7. That this Guaranty shall be binding upon the successors and assigns of Guarantors and shall inure to the benefit of LGH and its successors and assigns.

8. This Guaranty is delivered in and made in and shall in all respects be construed pursuant to the laws of the State of Missouri.

9. THAT GUARANTORS AND LGH EACH HEREBY EXPRESSLY WAIVES TRIAL BY JURY IN THE STATE OF MISSOURI IN ANY ACTION OR PROCEEDING ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY. GUARANTORS OR LGH SHALL, IF DIRECTED BY THE OTHER PARTY, FILE EVIDENCE OF THIS WAIVER WITH A COURT OF COMPETENT JURISDICTION IN COMPLIANCE WITH MISSOURI SUPREME COURT RULE 69.01(b) AND IF GUARANTORS OR LGH, AS THE CASE MAY BE, FAILS TO SO FILE SUCH EVIDENCE WITHIN FIVE (5) DAYS AFTER THE OTHER PARTY’S REQUEST, GUARANTORS OR LGH AS THE CASE MAY BE, HEREBY GRANTS TO THE OTHER PARTY AN IRREVOCABLE POWER OF ATTORNEY (WHICH SHALL BE DEEMED TO BE COUPLED WITH AN INTEREST) TO FILE THIS GUARANTY OR EVIDENCE OF THIS

WAIVER WITH A COURT OF COMPETENT JURISDICTION IN ORDER TO EFFECT THIS WAIVER AS PROVIDED IN MISSOURI SUPREME COURT RULE 69.01(b).

10. Except as otherwise expressly provided in Paragraph 1 hereof, Guarantors further agree that no act or thing, except for payment in full of the Amount Guaranteed, which but for this provision might or could in law or in equity act as a release of the liabilities of the Guarantors hereunder shall in any way affect or impair this Guaranty, and the Guarantors agree that this shall be a continuing, absolute and unconditional Guaranty and shall be in full force and effect until the Amount Guaranteed has been paid in full. Notwithstanding the foregoing, but subject in all respects to the limitation on Guarantors’ liability hereunder, the Guaranty shall be a continuing, absolute and unconditional Guaranty for: (i) Obligations that are delinquent (including any and all interest and penalties accrued thereon); and (ii) all reasonable costs incurred by LGH in connection with the recovery of any amounts from the Guarantors under this Guaranty.

Executed the date first above written.

GUARANTORS

Daniel Schultz

Steven Schultz

SCHEDULE 11

Tenant’s Property